                                                                    EXHIBIT 99.1

                            NO.
                               -----------------


HOLLYWOOD CASINO CORPORATION      (S)    IN THE DISTRICT COURT OF
and GREATE BAY CASINO             (S)
CORPORATION,                      (S)
                                  (S)
               Plaintiffs,        (S)
                                  (S)
v.                                (S)    DALLAS COUNTY, T E X A S
                                  (S)
ARTHUR ANDERSEN L.L.P., RICHARD   (S)
L. ROBBINS, MICHAEL E. GAMACHE,   (S)
DANIEL J. MEEHAN, and BRENT R.    (S)      JURY TRIAL REQUESTED
RAILSBACK,                        (S)    ------------------------
                                  (S)
               Defendants.        (S)    ____TH JUDICIAL DISTRICT


                         PLAINTIFFS' ORIGINAL PETITION
                         -----------------------------


     TO THE HONORABLE JUDGE OF SAID COURT:

     Hollywood Casino Corporation ("Hollywood") and Greate Bay Casino Corporation ("Greate Bay"), plaintiffs, file this their Original Petition against Arthur Andersen L.L.P., Richard L. Robbins, Michael E. Gamache, Daniel
J. Meehan, and Brent R. Railsback (collectively "Arthur Andersen"), defendants. This is an action to recover millions of dollars in damages suffered by both Hollywood and Greate Bay because of Arthur Andersen's negligent advice and breach of contract concerning the tax consequences of a taxable spin off of certain subsidiaries (the "Spin Off").

                                 THE PARTIES
                                 -----------
     1. Plaintiff Hollywood Casino Corporation is a Delaware corporation with its principal place of business in Dallas County, Texas.

     2. Plaintiff Greate Bay Casino Corporation is a Delaware corporation with its principal place of business in New Jersey.

     3. Defendant Arthur Andersen L.L.P. is a limited liability partnership of certified public accountants. As such, Arthur Andersen is deemed to be a citizen of each and every state in which its partners are domiciled, including Texas and New Jersey. Arthur Andersen may be served with process by serving any partner at its offices located at 901 Main Street, Suite 5600, Dallas, Texas 75202. Tex. Civ. Prac. & Rem. Code (S) 17.022.

     4. Defendant Daniel J. Meehan is a partner of Arthur Andersen who works out of Arthur Andersen's Roseland, New Jersey office. Upon information and belief, Mr. Meehan is a New Jersey resident. Mr. Meehan may be served with process by serving him at Arthur Andersen L.L.P., 101 Eisenhower Parkway, Roseland, New Jersey 07068, or at any other place where he may be found. Mr. Meehan is the Arthur Andersen tax partner who supervised the tax engagement relating to the Spin Off.

     5. Defendant Brent R. Railsback is a citizen of the State of Texas and is a partner of Arthur Andersen who works out of Arthur Andersen's Dallas, Texas office. Mr. Railsback may be served with process by serving him at Arthur Andersen L.L.P., 901 Main Street, Suite 5600, Dallas, Texas 75202, or at any other place where he may be found. Mr. Railsback is the Arthur Andersen tax partner who supervised the tax return preparation engagements for Hollywood for 1996 and 1997 and Greate Bay for 1997.

     6. Defendant Michael E. Gamache is a partner of Arthur Andersen who works out of Arthur Andersen's Roseland, New Jersey office. Upon information and belief, Mr. Gamache is a New Jersey resident. Mr. Gamache may be served with process by serving him at Arthur Andersen L.L.P., 101 Eisenhower Parkway, Roseland, New Jersey 07068, or at any other place where he may be found. Mr. Gamache is the Arthur Andersen engagement partner who supervised the audit engagements at issue in this case for Hollywood for 1996 and 1997 and Greate Bay for 1997.

     7. Defendant Richard L. Robbins is a partner of Arthur Andersen who works out of Arthur Andersen's Roseland, New Jersey office. Upon information and belief, Mr. Robbins is a New Jersey resident. Mr. Robbins may be served with process by serving him at Arthur Andersen L.L.P., 101 Eisenhower Parkway, Roseland, New Jersey 07068, or at any other place where he may be found. Mr.

Robbins is the Arthur Andersen engagement partner who supervised the 1996 audit engagement for Greate Bay.

                             JURISDICTION AND VENUE
                             ----------------------

     8. Plaintiffs' claims arise under Texas common law and are not within the exclusive or original jurisdiction of some other court or administrative body. For this reason, and because the amount in controversy exceeds the minimum jurisdictional amount of this Court, this Court has subject matter jurisdiction.

     9. This Court has both general and specific personal jurisdiction over Arthur Andersen because it conducts business throughout the State of Texas and because plaintiffs' claims arise in part out of business they have done with Arthur Andersen and/or Arthur Andersen's agents in Texas This Court has specific personal jurisdiction over Messrs. Robbins, Gamache, and Meehan because each of them conducts business throughout the State of Texas and because plaintiffs' claims arise in part out of business they have done with these defendants in Texas. This Court has both general and specific personal jurisdiction over Mr. Railsback because he is a Texas resident, he conducts business throughout the State of Texas, and because plaintiffs' claims arise in part out of business they have done with him in Texas.

     10. Venue is proper in this Court under section 15.002 of the Texas Civil Practice & Remedies Code because all or a substantial part of the events or omissions that give rise to plaintiffs' claims occurred in Dallas County, because Arthur Andersen has a principal office in Dallas County, and because no mandatory venue provision requires that venue be elsewhere.

                                   BACKGROUND
                                   ----------

     11. Hollywood owns and operates a number of casino and other properties and companies around the United States. As its outside auditor, Arthur Andersen has certified the company's financial statements for a number of years, prepared its consolidated tax return for 1996, and provided Hollywood and Greate Bay with ongoing tax advice for a number of years. In addition, Arthur Andersen has provided advice on other matters.

     12. In 1996, Hollywood decided to spin off a consolidated group of subsidiary companies if--and only if--it could do so without creating excessive tax liability for either the parent company or its shareholders. The group of subsidiary companies were highly leveraged and were seriously underperforming. By spinning off these subsidiaries, Hollywood hoped to improve its balance sheet and net worth.

     13. Hollywood asked Arthur Andersen to perform the appropriate tax basis study with respect to Greate Bay and its subsidiaries and to advise Hollywood with respect to the tax implications of such studies in connection with the proposed Spin Off. After considerable analysis in the fall of 1996 (for which Arthur Andersen charged Hollywood over $225,000), Arthur Andersen ultimately concluded that the proposed transaction would create no more than $15 million in taxable income to Hollywood. Arthur Andersen further advised Hollywood and Greate Bay to take certain steps to substantially eliminate the taxable income resulting from the Spin Off, including the capital contribution of certain outstanding indebtedness. After believing that it had reduced the taxable income from the Spin Off to $1,666,218, in reliance on Arthur Andersen's advice, Hollywood spun off Greate Bay and its subsidiaries on December 31, 1996, and thereafter issued shares in Greate Bay (the parent of the spun off companies) to Hollywood's shareholders as a distribution.

     14. In early August 1998, Hollywood learned for the first time that Arthur Andersen's advice regarding the tax consequences of the 1996 Spin Off was wrong. Hollywood was advised that IRS regulations clearly required Hollywood to realize significantly greater income than the $1,666,218 that Arthur Andersen had advised would result from the Spin Off. This additional taxable income directly resulted from Arthur Andersen's misinterpretation of IRS regulations and subsequent erroneous advice to Hollywood and Greate Bay.

     15. Arthur Andersen failed to advise Hollywood that all excess loss accounts ("ELAs") existing in Greate Bay and any and all of its subsidiaries would be recognized as taxable income as a consequence of the Spin Off. Consolidated federal income tax return regulations provide that profitable members of a consolidated group can offset taxable income with the losses of unprofitable members, which may create a negative basis in such unprofitable members --a/k/a an ELA. As long as the unprofitable members remain consolidated, these ELAs do not pose a tax problem. If ever these companies are deconsolidated, however, this "negative basis" is recognized and the ELAs become taxable income. Arthur Andersen also failed to advise Hollywood and Greate Bay that, upon deemed deconsolidation of Greate Bay and its subsidiaries as a result of the Spin Off, all intercompany debt obligations must be deemed to be satisfied and reissued at fair market value (this deemed reissuance is referred to as "Marked-to-Market").

     16. While Arthur Andersen advised Hollywood that it would have taxable income on the ELA attributable to Greate Bay (the parent company of the group of spun off companies), what Arthur Andersen failed to advise Hollywood and Greate Bay is that because the Spin Off had the effect of deconsolidating the entire Greate Bay group of twenty-five companies, any ELAs at any level of the spun off group constituted taxable income to that company's parent. Thus, once Greate Bay and its subsidiaries became deconsolidated from Hollywood, IRS regulations required Arthur Andersen to not only look at Hollywood's negative basis in its immediate subsidiary, Greate Bay, but each of Greate Bay's subsidiaries as well. Arthur Andersen failed to analyze each and every company in the entire group of formerly consolidated companies to determine whether any of those companies had a negative basis in its immediate subsidiary, and whether decoupling that subsidiary would constitute a taxable event to the parent.

     17. As the direct result of Arthur Andersen's negligence, negligent misrepresentations, and breach of contract, when Hollywood filed its consolidated federal income tax return for the year ending December 31, 1996, it failed to take into account the various ELA's at the individual, subsidiary company level, which caused Hollywood to severely underpay its federal income taxes. In sum, Arthur Andersen failed to recognize or consider approximately $60 million in ELAs that constituted taxable income to Hollywood for both regular and alternative minimum tax purposes as a result of the Spin Off. Hollywood would have never spun off Greate Bay and its subsidiaries had it known of the true tax effect of the Spin Off.

     18. In early August of 1998 when Hollywood brought this problem to the attention of Daniel J. Mehan, the Arthur Andersen partner who had primary responsibility for this transaction, Arthur Andersen still mistakenly took the position that Hollywood did not have to consider each and every ELA in the entire family of Greate Bay companies. However, after Arthur Andersen re-analyzed the situation it admitted in a written memorandum dated August 9, 1998, that "[i]t is possible that two corporations in the third tier of subsidiaries .
 . . had ELAs that were triggered upon the [Spin Off]," which is directly contrary to Arthur Andersen's original advice. More importantly, in a separate letter dated August 9, 1998, Arthur Andersen conceded that "there is a significant likelihood that the tax authorities will challenge the treatment of this transaction because of its complexity and that the issues will, in all likelihood, be contested in litigation." Although Arthur Andersen claims there is "substantial authority" for the erroneous advice it gave, it can not and will not certify that the advice it gave was correct, and Hollywood's current tax advisors strenuously disagree that any authority exists for Arthur Andersen's previous position.

     19. Because of Arthur Andersen's erroneous advice, Hollywood will be required to amend its 1996 income tax return, and has revised the company's 1997 return (which had been prepared but not filed by the time Hollywood learned of Arthur Andersen's mistake). Hollywood and Greate Bay will be required to restate their 1996 and 1997 financial statements or, alternatively, will have to reflect in their 1998 financial statements the true effect of the 1996 Spin Off and related disclosures.

     20. Arthur Andersen does not deny that it provided the advice, and it now concedes that the advice is probably incorrect. Hollywood and Greate Bay have begun steps to mitigate and remedy the harm that Arthur Andersen's bad advice has caused them to suffer.

     21. As for the amount of damages, plaintiffs are still trying to ascertain the total harm Arthur Andersen's advice caused them to suffer. Not only will Hollywood have to pay millions of dollars in additional taxes for both 1996 and 1997, it will also have to apply approximately $60 million in regular net operating losses ("NOLs") and $19 million in Alternative Minimum Tax NOLs to offset taxable income created by recognition of ELAs--NOLs that it would have used to shelter future income from taxes. In addition to its massive additional federal income tax liability, Hollywood and Greate Bay may also be liable for additional state income taxes as the result of the Spin Off, which they are presently trying to quantify. All of the adverse tax consequences that have or will be suffered by Hollywood and/or Greate Bay, including the implementation of tax planning strategies subsequent to the Spin Off that relied upon the availability of NOL's, are the direct result of the erroneous advice Arthur Andersen gave Hollywood and Greate Bay regarding the Spin Off. Finally, the stock of Greate Bay that Hollywood issued and paid as distributions to its shareholders will now have significant adverse tax consequences for those shareholders, thereby subjecting Hollywood to the possibility of shareholder suits.

     22. These damages were all caused as a direct result of the negligence and breach of contract of Arthur Andersen by its failure to provide to Hollywood and Greate Bay competent and professional advice. At a minimum, Arthur Andersen has a duty to consider--and competently advise its clients about--all applicable tax laws and IRS regulations. Not only do the standards of Arthur Andersen's profession require much more than mere familiarity with applicable laws and regulations, so do Arthur Andersen's own internal policies as well. Arthur Andersen failed to live up to its own high standards as well as the lesser standards of its profession. Indeed, Arthur Andersen failed to master even the plain language of the law and applicable regulations.

     23. Moreover, in addition to the faulty and mistaken tax advice that Arthur Andersen provided to Hollywood and Greate Bay, Hollywood's and Greate Bay's financial statements are not correctly certified, and its federal income tax returns not accurately prepared. These constitute further acts of professional negligence, or, in the alternative, breaches of various agreements between Arthur Andersen and both Hollywood and Greate Bay.

   FIRST CLAIM FOR RELIEF: NEGLIGENCE--THE 1996 AND 1997 FINANCIAL STATEMENTS
   --------------------------------------------------------------------------

     24. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     25. Hollywood and Greate Bay engaged Arthur Andersen to audit its financial statements for both 1996 and 1997. Arthur Andersen had a duty to use ordinary care, diligence, and prudence in the discharge of its professional obligations as Hollywood's and Greate Bay's independent auditor.

     26. The standards of its profession, Generally Accepted Auditing Standards ("GAAS"), require Arthur Andersen to state whether Hollywood's and Greate Bay's financial statements were presented in accordance with Generally Accepted Accounting Principles ("GAAP") and to state whether the disclosures in each company's financial statements were reasonably adequate. Arthur Andersen failed to exercise adequate competence and breached its duties of due care, diligence, and prudence by conducting the audit of Hollywood and its subsidiaries, including Greate Bay, in a manner that was not in accordance with GAAS and by stating its professional opinion that Hollywood's and Greate Bay's consolidated financial statements and the disclosures contained therein complied with GAAP when, in reality, Arthur Andersen knew or should have known through the exercise of due care, that the financial statements did not comply with GAAP.

     27. Likewise, Arthur Andersen knew or should have known through the exercise of due care that Hollywood's and Greate Bay's consolidated financial statements did not fairly and accurately present the financial position of the consolidated group of companies.

     28. And Arthur Andersen was negligent and failed to exercise its duties of due care, diligence, and prudence in conducting and reporting the results of the 1996 and 1997 audits of Hollywood, Greate Bay, and their subsidiaries.

     29. As a direct and proximate result of Arthur Andersen's negligence, Hollywood and Greate Bay have suffered damages as described above, and are entitled to recover those damages from Arthur Andersen.

    SECOND CLAIM FOR RELIEF: NEGLIGENCE--THE 1996 FEDERAL INCOME TAX RETURN
    -----------------------------------------------------------------------

     30. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     31. Hollywood engaged Arthur Andersen to prepare its consolidated 1996 federal income tax return. Arthur Andersen had a duty to use ordinary care, diligence and prudence in the discharge of its professional obligations as Hollywood's tax preparation expert.

     32. Arthur Andersen failed to exercise competence and breached its duties of due care, diligence, and prudence in connection with the preparation of Hollywood's consolidated federal income tax return for 1996 by severely understating the amount of federal income taxes Hollywood was required to pay, when Arthur Andersen knew or should have known, through the exercise of due care, that Hollywood owed many millions of dollars in additional federal income taxes. Had Arthur Andersen informed Hollywood of the additional income taxes it would have owed because of the proposed Spin Off, Hollywood would never have spun off the subsidiaries or would have taken further steps to reduce or eliminate the additional income tax liability.

     33. Arthur Andersen was negligent and failed to exercise its duties of due care, diligence, and prudence in preparing Hollywood's consolidated 1996 federal income tax return.

     34. As a direct and proximate result of Arthur Andersen's negligence, Hollywood and Greate Bay have suffered damages and are entitled to recover those damages from defendant.


           THIRD CLAIM FOR RELIEF: NEGLIGENCE--THE PROPOSED SPIN OFF
           ---------------------------------------------------------

     35. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     36. In addition to its normal audit and tax work, Hollywood engaged Arthur Andersen to provide specific tax advice regarding a proposed Spin Off of a number of Hollywood's subsidiaries. Arthur Andersen had a duty to use ordinary care, diligence, and prudence in the discharge of its professional obligations to Hollywood in connection with this tax advice, which duties Arthur Andersen breached.

     37. Arthur Andersen knew or should have known, through the exercise of due care, that IRS regulations clearly required the identification of each and every ELA that existed within the group of spun off companies in order to determine Hollywood's potential taxable income from the Spin Off. Arthur Andersen knew or should have known through the exercise of due care that Greate Bay and its subsidiaries not only had sizable ELAs, but also that those ELAs would constitute taxable income to Hollywood in the event of any Spin Off.

     38. Arthur Andersen was negligent and failed to exercise its duties of due care, diligence, and prudence in providing tax and consolidation advice to Hollywood and Greate Bay.

     39. As a direct and proximate result of Arthur Andersen's negligence, Hollywood and Greate Bay have suffered enormous damages and are entitled to recover those damages from Arthur Andersen.

            FOURTH CLAIM FOR RELIEF: NEGLIGENT MISREPRESENTATION--
                    THE 1996 AND 1997 FINANCIAL STATEMENTS
                    --------------------------------------

     40. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     41. Arthur Andersen made false statements, material misrepresentations of fact, and material omissions with respect to its certification of Hollywood's and Greate Bay's financial statements. Hollywood and Greate Bay reasonably relied on those misrepresentations and omissions to their detriment. Arthur Andersen failed to exercise reasonable care and competence in expressing its opinions as to Hollywood's and Greate Bay's financial statements and/or in failing to obtain and disclose to Hollywood and Greate Bay all material facts.

     42. Arthur Andersen's negligent misrepresentations and omissions were the proximate cause of damages to Hollywood and Greate Bay. Therefore, both companies are entitled to recover compensatory damages from Arthur Andersen.

             FIFTH CLAIM FOR RELIEF: NEGLIGENT MISREPRESENTATION--
                THE CONSOLIDATED 1996 FEDERAL INCOME TAX RETURN
                -----------------------------------------------

     43. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     44. Arthur Andersen made false statements, material misrepresentations of fact, and material omissions with respect to its preparation of Hollywood's consolidated 1996 federal income tax return. Hollywood and Greate Bay reasonably relied on those misrepresentations and omissions to their detriment. Arthur Andersen failed to exercise reasonable care and competence in expressing its opinions as to Hollywood's consolidated 1996 tax return and/or in failing to obtain and disclose to Hollywood and Greate Bay all material facts.

     45. Arthur Andersen's negligent misrepresentations and omissions were the proximate cause of damages to Hollywood and Greate Bay. Therefore, both companies are entitled to recover compensatory damages from Arthur Andersen.

             SIXTH CLAIM FOR RELIEF: NEGLIGENT MISREPRESENTATION--
                             THE PROPOSED SPIN OFF
                             ---------------------

     46. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     47. Arthur Andersen made false statements, material misrepresentations of fact, and material omissions in connection with its tax advice to Hollywood regarding Hollywood's Spin Off of Greate Bay. Hollywood and Greate Bay reasonably relied on those misrepresentations and omissions to their detriment. Arthur Andersen failed to exercise reasonable care and competence in knowing and understanding the law applicable to the proposed transaction. In doing so, Arthur Andersen failed to live up to its own standards or the standards of its profession.

     48. Arthur Andersen's negligent misrepresentations and omissions were the proximate cause of damages to Hollywood and Greate Bay. Therefore, Hollywood and Greate Bay are entitled to recover compensatory damages from Arthur Andersen.

                 SEVENTH CLAIM FOR RELIEF: BREACH OF CONTRACT--
                     THE 1996 AND 1997 FINANCIAL STATEMENTS
                     --------------------------------------

     49. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     50. In the alternative, Hollywood and Greate Bay contracted with Arthur Andersen to audit its financial statements for both 1996 and 1997. In that agreement, Arthur Andersen promised to conduct its "audit in accordance with generally accepted auditing standards." As well, Arthur Andersen promised to "bring to [plaintiffs'] attention any material errors[] and irregularities" and "evaluate the overall financial statement presentation." Arthur Andersen breached its agreement with both Hollywood and Greate Bay by, among other failures, failing to conduct the audit in accordance with the standards of its profession.

     51. One of the standards of its profession, GAAS, require Arthur Andersen to state whether Hollywood's and Greate Bay's financial statements were presented in accordance with GAAP and to state whether the disclosures in each company's financial statements were reasonably adequate. Arthur Andersen failed to exercise competence and breached its duties of due care, diligence, and prudence by conducting the audit of Hollywood and its subsidiaries, including Greate Bay, in a manner that was not in accordance with GAAS and by stating its professional opinion that Hollywood's and Greate Bay's consolidated financial statements and the disclosures contained therein complied with GAAP when, in reality, Arthur Andersen knew or should have known, through the exercise of due care, that the financial statements did not comply with GAAP.

     52. Arthur Andersen knew or should have known, through the exercise of due care, that Hollywood's and Greate Bay's consolidated financial statements did not fairly and accurately present the financial position of the consolidated group of companies.

     53. Arthur Andersen breached its agreement with Hollywood and Greate Bay to professionally and competently perform the 1996 and 1997 audits of Hollywood and its subsidiaries.

     54. As a direct and proximate result of Arthur Andersen's breach of contract, Hollywood and Greate Bay have suffered damages and are entitled to recover those damages from Arthur Andersen.

                 EIGHTH CLAIM FOR RELIEF: BREACH OF CONTRACT--
                  THE 1996 AND 1997 FEDERAL INCOME TAX RETURNS
                  --------------------------------------------

     55. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     56. In the alternative, Hollywood contracted with Arthur Andersen to prepare Hollywood's consolidated 1996 income tax return and Hollywood and Greate Bay hired Arthur Andersen to prepare their 1997 federal income tax returns. Arthur Andersen breached that agreement by failing to accurately prepare Hollywood's consolidated 1996 federal income tax return and to properly advise Hollywood and Greate Bay of its tax liability for 1996 and of the dramatic reduction of NOLs available to offset future taxable income.

     57. Arthur Andersen failed to exercise competence and breached its agreement with Hollywood in connection with the preparation of Hollywood's consolidated federal income tax return for 1996 by severely understating the amount of federal income taxes Hollywood was required to pay, when Arthur Andersen knew or should have known, through the exercise of due care, that Hollywood owed many millions of dollars in additional federal income taxes. Had Arthur Andersen informed Hollywood of the additional income taxes it would have owed because of the proposed Spin Off, Hollywood would never have spun off the subsidiaries or would have taken further remedial steps to reduce or eliminate the additional income tax liability.

     58. Arthur Andersen also failed to exercise competence and breached its agreement with Hollywood and Greate Bay in connection with tax advice it provided to them regarding their respective consolidated federal income tax returns for 1997. Hollywood has suffered material, unexpected, and adverse tax consequences in connection with the filing of its 1997 tax return resulting from the erroneous advice provided by Arthur Andersen regarding the Spin Off. Arthur Andersen knew or should have known, through the exercise of due care, that Hollywood owed many millions of dollars in additional federal income taxes for 1997.

     59. Arthur Andersen breached its agreement with Hollywood to professionally and competently prepare Hollywood's consolidated 1996 federal income tax return and to advise both Hollywood and Greate Bay regarding their 1997 federal income taxes.

     60. As a direct and proximate result of Arthur Andersen's breach of contract, Hollywood and Greate Bay have suffered damages and is entitled to recover those damages from Arthur Andersen.

                  NINTH CLAIM FOR RELIEF: BREACH OF CONTRACT--
                             THE PROPOSED SPIN OFF
                             ---------------------

     61. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     62. In the alternative, in addition to its normal audit and tax work, Hollywood contracted Arthur Andersen to provide specific tax advice regarding a proposed Spin Off of a number of Hollywood's subsidiaries. Arthur Andersen breached that agreement by misconstruing applicable IRS regulations and by subsequently providing erroneous advice to Hollywood.

     63. Arthur Andersen knew or should have known, through the exercise of due care, that IRS regulations clearly required the identifications of each and every ELA that existed anywhere within the group of spun off companies in order to fully determine Hollywood's potential tax liability. Arthur Andersen knew or should have known, through the exercise of due care, that Greate Bay and its subsidiaries not only had sizable ELAs, those ELAs would constitute taxable income to Hollywood in the event of any spin off. In addition, Arthur Andersen should have known, through exercise of due care, that upon the deemed deconsolidation of Greate Bay and its subsidiaries all intercompany debt obligations should have been Marked-to-Market.

     64. Arthur Andersen breached its agreement to provide competent and professional tax advice to Hollywood.

     65. As a direct and proximate result of Arthur Andersen's breach of contract, Hollywood and Greate Bay have suffered enormous damages and are entitled to recover those damages from Arthur Andersen.

                                GROSS NEGLIGENCE
                                ----------------

     61. Hollywood and Greate Bay incorporate by reference all preceding paragraphs.

     66. Arthur Andersen's acts, misrepresentations, and omissions involved an extreme degree of risk to Hollywood and Greate Bay, considering the probability and magnitude of potential harm to plaintiffs and others.

     67. Arthur Andersen had actual, subjective awareness of the risk involved, but nevertheless proceeded in conscious indifference to the rights, safety and welfare of Hollywood, Greate Bay, and others.

     61.  Accordingly, Arthur Andersen committed gross negligence.

                                ATTORNEYS' FEES
                                ---------------

     61. Based on Arthur Andersen's breaches of its contracts with plaintiffs, plaintiffs hereby seek recovery of their reasonable attorneys' fees in addition to the amount of their valid claims and costs pursuant to Tex. Civ. Prac. & Rem. Code (S) 38.001 et seq.

                                  JURY DEMAND
                                  -----------

     61. Plaintiffs hereby request a trial by jury and have paid all required fees to obtain one.
                               PRAYER FOR RELIEF
                               -----------------

     62. Based on the foregoing, Hollywood and Greate Bay pray for relief as follows:

            . Judgment against Arthur Andersen for compensatory and actual damages within the jurisdictional limits of the Court;

            .   Pre-judgment interest;

          .    Post-judgment interest;

          .    Attorneys' fees and costs; and

          . Such other and further relief, at law or in equity to which they may show themselves entitled.


                                 Respectfully submitted,

                                 SUSMAN GODFREY L.L.P


                                 /s/ Mark A. Evetts
                                 -----------------------------
                                 Stephen D. Susman
                                 State Bar No. 19521000
                                 E. Lawrence Vincent, Jr.
                                 State Bar No. 20585590
                                 Mark A. Evetts
                                 State Bar No. 00793709
                                 2323 Bryan Street, Suite 1400
                                 Dallas, Texas 75201-2663
                                 Telephone: (214) 754-1900
                                 Telecopy:  (214) 665-0830


                                 ATTORNEYS FOR PLAINTIFFS HOLLYWOOD CASINO
                                 CORPORATION AND GREATE BAY CASINO CORPORATION